EXHIBIT 6.25

                      Amendment to Asset Purchase Agreement

Don Lyons and Bobbye Gail Lyons
Lyons Towing, Inc.
Lyons Autobody, Inc.
July 30, 1999

The legal documentation necessary to close the funding has not been completed despite a tremendous effort by the personnel at 1-800-AutoTow and the attorneys for all parties. We request an extension on your Purchase Agreement until August 6, 1999.

By executing this Amendment, you acknowledge a waiver of the July 30, 1999 funding date in the Purchase Agreement and grant an extension until the end of this week (August 6, 1999).

Sincerely,
                                             Agreed:
/s/ Joel B. Nagelmann                       /s/ Don S. Lyons
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Joel B. Nagelmann                           Don S. Lyons
President & CEO                             Seller

                                            /s/ Bobbye G. Lyons
                                            -----------------
                                            Bobbye G. Lyons
                                            Seller